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                                                                 Exhibit 99.1
[LOGO] CENDANT



                    CENDANT CONFIRMS IT WILL SATISFY SEC
                      CERTIFICATION REQUIREMENTS TODAY


NEW YORK, NY, AUGUST 19, 2002--Cendant Corporation (NYSE: CD) announced today that the staff of the Securities and Exchange Commission (SEC) has confirmed that upon the filing of an amendment to the Company's Form 10-K/A and Form 10-Q to remove certain non-financial disclosures and the certification of such amendments, it will satisfy SEC certification requirements. Cendant indicated that such amendments and a new certification will be filed with the SEC this afternoon.

ABOUT CENDANT CORPORATION
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 70,000 employees, New York City-based Cendant provides these services to business and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at
< http://www.cendant.com > or by calling 877-4-INFOCD (877-446-3623).

Media Contact:
Elliot Bloom
212-413-1832

Investor Contact:
Henry A. Diamond
212-413-1920